UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 9, 2023
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 9, 2023, two subsidiaries of Sotera Health Company (the “Company”), Sotera Health LLC and Sterigenics U.S., LLC (“Sterigenics” and, together with Sotera Health LLC, the “Settling Defendants”), entered into binding term sheets (the “Term Sheets”) with a committee (the “Plaintiffs’ Executive Committee” or “PEC”) of 7 of the 20+ law firms (“Plaintiffs’ Counsel”) representing over 870 claimants consisting of (1) approximately 850 plaintiffs who have filed certain alleged ethylene oxide (“EO”) exposure claims related to Sterigenics’ former facility in Willowbrook, Illinois (such claims, as described in more detail below, the “Covered Claims”) against those subsidiaries and (2) other clients with unfiled Covered Claims (together, the “Eligible Claimants”).
The Term Sheets provide an agreed path to final settlement of the Covered Claims, subject to the satisfaction or waiver of the conditions described below. The scope of the final settlement covers all claims that have been alleged or could have been alleged by Eligible Claimants related to or arising from alleged emissions of EO from Sterigenics’ operations in or around Willowbrook, Illinois and related claims that have been or could have been alleged by Eligible Claimants seeking to challenge any transfer of assets to or from the Company, its subsidiaries and certain affiliates to any other entity or person (the “Covered Claims”). The Settling Defendants deny any liability for the Covered Claims and, per their express terms, the Term Sheets are not to be construed as an admission of liability or that the Company engaged in any wrongful, tortious, or unlawful activity or that use and/or emissions of EO from Sterigenics’ operations in or around Willowbrook, Illinois posed any safety hazard to the surrounding communities.
If the conditions to the Term Sheets are satisfied or waived, among other things, (1) by or on May 1, 2023 Sterigenics will contribute $408 million to a settlement fund that will be used to pay all settlement fees and expenses and cash payments to the Eligible Claimants and (2) the Eligible Claimants will release the Company, its subsidiaries and certain affiliates from all Covered Claims and dismiss with prejudice all pending lawsuits and appeals relating to or arising from any Covered Claims. The parties to the Term Sheets agree to work in good faith to draft and execute full settlement agreements in accordance with the Term Sheets, but the failure to execute full settlement agreements does not impact the binding effect of the Term Sheets.
Under the Term Sheets, final settlement of the Covered Claims is conditioned, among other things, on (1) the entry of a stay of all pending Covered Claims, (2) Plaintiffs’ Counsel obtaining opt-in consent from (i) 99% of all Eligible Claimants represented by the PEC law firms, (ii) 95% of all Eligible Claimants represented by law firms not on the PEC and (iii) 100% of all Eligible Claimants within certain specified subgroups, within 30 days of the date each Eligible Claimant receives all disclosure required by applicable state rules along with their individual settlement allocation (the “Participation Requirement”), which may be extended up to 30 additional days with the consent of the Settling Defendants, (3) the dismissal with prejudice of the Covered Claims of all Eligible Claimants participating in the settlement, and (4) court approval of the settlement as a good faith settlement under the Illinois Joint Contribution Among Tortfeasors Act. In addition, the Settling Defendants will have the right to elect not to proceed with final settlement of the Covered Claims if it is determined that 40 or more Eligible Claimants do not have valid claims or more than five new lawsuits are filed by Plaintiffs’ Counsel representing plaintiffs in pending lawsuits relating to any Covered Claims. The Settling Defendants have the right to waive the Participation Requirement and elect to proceed with final settlement, in which case the settlement will be binding only on Eligible Claimants who have provided opt-in consent. The PEC has agreed, subject to the exercise of their independent professional judgment, to recommend to their clients that they participate in the settlement.
The Term Sheets do not cover (i) any unfiled claims of claimants that are not current clients of the Plaintiffs’ Counsel alleging injury resulting from alleged use and/or emissions of EO from Sterigenics’ operations in or around Willowbrook, Illinois and (ii) any lawsuits alleging injury resulting from alleged use and/or emissions of EO from operations other than those in or around Willowbrook, Illinois, including the previously disclosed lawsuits in Georgia and New Mexico.
The final settlement of claims contemplated under the Term Sheets may not occur or may not occur for all Eligible Claimants for a number of reasons including, but not limited to, a failure to obtain the required opt-in consents or a failure to obtain court approval of the settlement as a good-faith settlement.
The foregoing description of the Term Sheets is a summary only, does not purport to be complete and is qualified in its entirely by reference to the full text of the Term Sheets, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2022. For more information about the EO related lawsuits, please see our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our website at www.soterahealth.com.
Forward-looking Statements
This report contains forward-looking statements that reflect management’s expectations about future events and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “expect,” “may,” “could,” “post-trial,” “appeal,” “believe,” “continue,” or other comparable words. Any forward-looking statements contained in this report are based upon current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions including, without limitation, changes in environmental, health and safety regulations; satisfaction of conditions to completing the settlement, including satisfaction of the Participation Requirement; the impact of, and developments in, current and future legal proceedings and liability claims related to purported exposure to emissions of EO from Sterigenics’ facilities; and

the possibility that other claims will be made in the future, including in Illinois. For additional discussion of these risks and uncertainties, please refer to the Company’s other filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as required by law.
Item 7.01. Regulation FD Disclosure.
During the fourth quarter, to enhance liquidity in connection with projected litigation-driven expenses, the Company borrowed $200 million under its existing secured revolving credit facility, which was held as cash at year end 2022. Additionally, the Company is considering incremental debt financing in the first half of 2023 to further enhance liquidity due to needs associated with litigation, including to pay the final settlements under the Term Sheets or, if the final settlements do not occur due to failure of the conditions described above, to secure collateral needed for our appeal of the adverse judgment in the Illinois EO litigation. This financing may include secured debt raised in the bank or capital markets, which may increase Company leverage above its long-term target net leverage range of 2.0x – 4.0x. There can be no assurance the Company will be successful in obtaining such financing, which will depend on market conditions and other factors subject to change.
On January 9, 2023, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Sotera Health Company, dated January 9, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: January 9, 2023	By:	/s/ Alexander Dimitrief
Alexander Dimitrief
Senior Vice President, General Counsel and Secretary